EXHIBIT 10.17

ANALOGIC CORPORATION

Restricted Stock Agreement

FY2010 LTIP

This Restricted Stock Agreement is made as of the Agreement Date between Analogic Corporation (the “Company”), a Massachusetts Corporation, and the Participant.

I.	Agreement Date
	Date:	October 14, 2009

II.	Participant Information
Participant:
Participant Address:

III.	Grant Information
	Target Number:	Shares
	Performance Metric:	[insert performance metric], calculated according to Exhibit B
Performance Period:
	Source of Shares	2007 Restricted Stock Plan

IV.	Vesting Table

This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Calculation of [insert performance metric]

In order to accept this Agreement, you must follow instructions provided on the E*TRADE website. If you do not do so, your award will be forfeited, and you will not be eligible to receive it.

ANALOGIC CORPORATION

Name:
Title: Chief Financial Officer and Treasurer

Analogic Corporation

Restricted Stock Agreement

Exhibit A – General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Restricted Stock.

(a) Grant. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2007 Restricted Stock Plan (the “2007 Plan”), a performance-based award of restricted shares of common stock, $.05 par value per share of the Company (the “Common Stock”), representing a target award of shares equal to the Target Number shown on the cover page of this Agreement, and the opportunity to earn up to 200% of the Target Number upon over-performance.

(b) Restricted Shares. Upon Participant’s acceptance of this grant, the Company will issue and register or cause to be registered in Participant’s name, the Target Number of shares (“the “Restricted Shares”), in either certificated or uncertificated form. The Restricted Shares, and any dividends earned thereon, will be held by the Company or its designee until such time as the Restricted Shares vest.

(c) Over-Performance Shares. The Participant acknowledges and agrees that in the event the Company’s stockholders approve the Analogic Corporation 2009 Stock Incentive Plan (the “2009 Plan”) by February 28, 2010, any shares in excess of the Target Number which the Participant can earn pursuant to this Agreement for over-performance (“the “Over-Performance Shares”) will be issued, on the Vesting Date (as defined below), pursuant to the 2009 Plan. If such stockholder approval is not obtained for the 2009 Plan, the Over-Performance Shares will be issued, on the Vesting Date, pursuant to the 2007 Plan.

2. Vesting of Restricted Shares and Over-Performance Shares.

(a) Performance Metric. Subject to the other provisions of this Section 2, the Restricted Shares and Over-Performance Shares shall vest in accordance with the vesting table (the “Vesting Table”) set forth on the cover page of this Agreement, based on the Company’s achievement of [insert performance metric] for the Performance Period shown on the cover page of this Agreement. Any fractional share resulting from the application of the percentages in the Vesting Table shall be rounded to the nearest whole number of shares. No vesting shall be deemed to occur unless and until the Compensation Committee of the Company’s Board of Directors certifies in writing which (if any) [insert performance metric] targets have been achieved. The Compensation Committee shall make such certification no later than 75 days after July 31, 2012. The date on which the Compensation Committee certifies whether a performance target has been achieved that results in the vesting of some or all of the Restricted Shares and/or the Over-Performance Shares is referred to in this Agreement as the “Vesting Date.” On the Vesting Date, all Restricted Shares that do not vest shall be automatically forfeited to the Company and the right to receive any Over-Performance Shares that do not vest shall be automatically forfeited. To effect the forfeiture of any Restricted Shares (under this provision or any other provision of this Agreement), the Company shall be entitled to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Participant shall execute and deliver the same to the Company upon the Company’s request.

(b) Employment Termination.

(1) If the Participant’s employment with the Company terminates prior to July 31, 2012 for any reason other than a termination without Cause (as defined below), death, Disability (as defined below) or

Retirement (as defined below), then all Restricted Shares shall be automatically forfeited to the Company and the right to receive any Over-Performance Shares shall be automatically forfeited, each as of such employment termination.

(2) If the Participant’s employment with the Company terminates prior to July 31, 2012 due to a termination by the Company without Cause or by reason of death, Disability or Retirement, then the Target Number eligible to vest in accordance with the terms of Section 2(a) and the Vesting Table shall be adjusted so that it equals the original Target Number multiplied by a fraction, the numerator of which is the number of full calendar months the Participant was employed by the Company during the Performance Period and the denominator of which is 36. The terms of Section 2(a) and the Vesting Table (including the requirement for certification by the Compensation Committee) shall then apply to such adjusted Target Number. The excess (if any) of the original Target Number over the adjusted Target Number shall be automatically forfeited as of such employment termination.

(3) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

(4) For purposes of this Agreement, “Cause” shall mean any intentional dishonest, illegal, or insubordinate conduct which is materially injurious to the Company or a subsidiary, or a breach of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company.

(5) For purposes of this Agreement, “Disability” shall mean a disability that entitles the Participant to receive benefits under a Company-sponsored disability program. If no program is in effect for the Participant, Disability will apply if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(6) For purposes of this Agreement, “Retirement” shall mean the Participant voluntarily leaving the employment of the Company with a combination of years of age and years of service of at least 75 and at least 10 years of service; provided that a Participant will not be deemed to have retired in any situation involving a discharge for Cause, as determined by the Company.

(c) Change in Control.

(1) If a Change in Control (as defined in the 2007 Plan) occurs prior to July 31, 2012, [then all of the Restricted Shares shall vest immediately prior to the Change in Control; the Vesting Date shall occur on the date of the Change in Control; and the right to receive any Over-Performance Shares shall be automatically forfeited/the Compensation Committee shall make the determinations contemplated by Section 2(a) (but using the accelerated end date set out in Exhibit B) no later than the date of the Change in Control, and the Vesting Date shall occur on the date of the Change in Control.]

(2) If a Change in Control occurs on or after July 31, 2012 but prior to the Vesting Date, the Compensation Committee shall make the determinations contemplated by Section 2(a) no later than the date of the Change in Control [(using estimates or preliminary indications of performance to the extent needed)], such that the Vesting Date occurs no later than the date of the Change in Control.

(d) Delivery and Issuance of Shares. Subject to Section 4, as soon as administratively practicable after the Vesting Date, the Company will (i) deliver to the Participant (or to the Participant’s estate in the event of the Participant’s death prior to such delivery), in certificated or uncertificated form, the number of Restricted Shares that vested on the Vesting Date and (ii) issue to the Participant (or to the Participant’s estate in the event of the Participant’s death prior to such issuance), the number of Over-Performance Shares that vested on the Vesting Date. In no event shall such Over-Performance Shares be issued to the Participant later than the later of (i) 2  1/2 months after the end of the Company’s tax year in which the Performance Period ends and (ii) 2  1/2 months after the end of the Participant’s tax year in which the Performance Period ends.

3. Dividends. At the time of delivery of the Restricted Shares and issuance of the Over-Performance Shares to the Participant (or to the Participant’s estate) pursuant to Section 2(d), the Company shall also pay to the Participant (or to the Participant’s estate) an amount equal to the aggregate amount of all dividends paid by the Company, between August 1, 2009 and the date of such delivery or issuance, with respect to the number of Restricted Shares and Over-Performance Shares so delivered or issued, less an amount equal to the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such payment.

4. Withholding Taxes. The Company shall deduct and hold back from the number of Restricted Shares deliverable to the Participant and the number of Over-Performance Shares issuable to the Participant pursuant to Section 2(d), such number of Shares as have a Fair Market Value (as defined in the Plan) equal to the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of such vesting or issuance (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income).

5. Restrictions on Transfer. The Restricted Shares and the right to receive the Over-Performance Shares, and any interest therein (including the right to receive dividend payments in accordance with Section 3), are subject to the restrictions on transfer set forth in the Plan.

6. Non-Competition Covenant. The Participant’s execution and delivery of this Agreement shall constitute an agreement between the Participant and the Company that, during the one-year period following the termination of the Participant’s employment with the Company, whether voluntarily or involuntarily, the Participant may not accept an identical or substantially similar position to that held by the Participant at the Company immediately prior to termination with any business that is directly competitive with the business of the Company, or otherwise has any material investment or interest in any such a competitive business. If the Company determines that the Participant has violated the terms of this Section 6, then all unvested Restricted Shares shall be automatically forfeited to the Company and the right to receive any unvested Over-Performance Shares shall be automatically forfeited.

7. Provisions of the Plans. This Agreement is subject to the provisions of the 2007 Plan. The Participant acknowledges receipt of the 2007 Plan, along with the Prospectus relating to the 2007 Plan. If the Company’s stockholders approve the 2009 Plan as contemplated by Section 1(c) above, the Company shall deliver a copy of the 2009 Plan to the Participant and this Agreement shall also be subject to the provisions of the 2009 Plan with respect to the Over-Performance Shares. If the 2009 Plan is so approved, references herein to the Plan shall be to the 2007 Plan with respect to the Restricted Shares and to the 2009 Plan with respect to the Over-Performance Shares.

8. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the grant of this restricted stock award and its vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period, or for any period.

(b) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any applicable conflict of law principles.

(d) Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.

Analogic Corporation

Restricted Stock Agreement

Exhibit B – Calculation of [insert performance metric]

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